EXHIBIT 2.6
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                                                                  EXECUTION COPY


                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

         FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "AMENDMENT"), dated as of July 25, 2005, by and among Triarc Companies, Inc., a Delaware corporation ("TRIARC"); Arby's Restaurant Group, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Triarc ("ARG"); RTMMC Acquisition, LLC, a Delaware limited liability company and a direct subsidiary of Triarc ("ACQUISITION SUB"); and Russell V. Umphenour, Jr., Dennis E. Cooper and J. Russell Welch, as the RTM Representatives on behalf of RTMMC (as defined below) and each of the Members (as defined below).

                              W I T N E S S E T H:

         WHEREAS, each of Triarc, ARG, Acquisition Sub, RTM Management Company, L.L.C., a Georgia limited liability company ("RTMMC"), each of the persons listed on the signature pages thereto under the heading "Members" (collectively, the "MEMBERS") and the RTM Representatives is a party to the Asset Purchase Agreement, dated as of May 27, 2005 (the "PURCHASE AGREEMENT");

         WHEREAS, each of Triarc, ARG, Acquisition Sub, RTMMC, the Members and the RTM Representatives wish to amend the Purchase Agreement as set forth herein; and

         WHEREAS, Section 9.03 of the Purchase Agreement provides that the Purchase Agreement may be amended by an instrument in writing signed by each of Triarc, ARG, Acquisition Sub and the RTM Representatives on behalf of RTMMC and the Members.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. CERTAIN DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         2. AMENDMENT AND RESTATEMENT OF CERTAIN SECTIONS OF THE PURCHASE AGREEMENT AND THE RTMMC DISCLOSURE LETTER.

                  (a) Section 5.01(b) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

                  "(b)     DIVIDENDS. Make, declare or pay any dividend or
distribution on its membership interests or similar equity interests, other than
(i) distributions to members in an amount equal to their aggregate liability for income Taxes based on the operations of RTMMC, as reasonably determined by RTMMC, (ii) cash dividends or distributions in an amount that the RTM Representatives have demonstrated to the reasonable satisfaction of Triarc (based upon reasonably detailed

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information provided by the RTM Representatives to Triarc), after taking into account any distributions described in clause (i) that have been made or are expected to be made prior to the Closing, would not reasonably be expected to result in the sum of (x) the absolute value of the Net Liabilities of the RTM Parties and their Subsidiaries as of the close of business on the Closing Date PLUS (y) the aggregate amount of cash received by any RTM Party or their Subsidiaries after the date hereof and on or prior to the Closing Date that would be excluded from current assets under paragraph (c)(y)(I), (V) or (VI) under the definition of Net Liabilities if such cash were an asset of any RTM Party or their Subsidiaries as of the close of business on the Closing Date (the "EXCLUDED RTM CASH AMOUNT") being more than the sum of (A) the absolute value of the RTM Benchmark PLUS (B) the Excluded RTM Cash Amount and (iii) dividends or distributions of proceeds from Excluded Asset Dispositions;"

                  (b) Section 1.04 of the Purchase Agreement is hereby amended by (i) deleting the word "and" at the end of clause (h) thereof, (ii) replacing the "." at the end of clause (i) thereof with "; and", and (iii) adding at the end thereof the following:

                  "(j)     any Liability of RTMMC that RTMMC has assumed from
RTMRG or one of its Subsidiaries to fund charitable commitments to Kennesaw State University and Woodward Academy; and

                  (k) any Liability of RTMMC for outstanding checks written against the bank account of RTMMC at Bank of America (account number 003251692440) and any wire transfers against that bank account made on the Closing Date to pay Taxes."

                  (c) Section 1.02(e) of the RTMMC Disclosure Letter is revised to add Items 11, 12 and 13 as provided in SCHEDULE A-1 attached hereto.

                  (d) Section 5.01(h) of the RTMMC Disclosure Letter is revised to add Item 7 as provided in SCHEDULE A-2 attached hereto.

         3. AUTHORIZATION OF TRIARC, ARG AND ACQUISITION SUB; ENFORCEABILITY. Each of Triarc, ARG and Acquisition Sub represents and warrants that: (i) it has all requisite corporate or limited liability company power and authority, and has taken all corporate or limited liability company action necessary, in order to execute and deliver this Amendment; and (ii) this Amendment has been duly executed and delivered by each of Triarc, ARG and Acquisition Sub and constitute the legal, valid and binding obligation of each of Triarc, ARG and Acquisition Sub, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights, and to general equity principles.

         4. AUTHORIZATION OF RTMMC; ENFORCEABILITY. RTMMC represents and warrants that: (i) it has all requisite limited liability company power and authority, and has taken all limited liability company action necessary, in order to execute and

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deliver this Amendment; and (ii) this Amendment has been duly executed and delivered by RTMMC and constitutes the legal, valid and binding obligation of RTMMC, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights, and to general equity principles.

         5. AUTHORITY OF EACH MEMBER; ENFORCEABILITY. Each Member represents and warrants that: (i) it has all requisite power and authority, and has taken all action necessary, in order to execute and deliver this Amendment; and (ii) this Amendment has been duly executed and delivered by such Member and constitutes the legal, valid and binding obligation of such Member, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights, and to general equity principles.

         6. INDEMNIFICATION. The parties agree that (x) the Triarc Indemnified Parties shall be entitled to indemnification under Section 10.04(a)(i) and Section 10.04(b)(i) of the Purchase Agreement, as applicable, for any Losses based upon or arising from any breach of or inaccuracy in the representations and warranties contained in Section 4 and Section 5 hereof to the same extent as if such representations and warranties were made in Section
2.02 and Section 3.02, respectively, of the Purchase Agreement, and such representations and warranties shall be deemed to be an RTMMC Basket Exclusion for such indemnification purposes and (y) the RTMMC Indemnified Parties shall be entitled to indemnification under Section 10.02(a) of the Purchase Agreement for any Losses based upon or arising from any breach of or inaccuracy in the representations and warranties contained in Section 3 hereof to the same extent as if such representations and warranties were made in Section 4.02 of the Purchase Agreement, and such representations and warranties shall be deemed to be an ARG Basket Exclusion for such indemnification purposes.

         7.       MISCELLANEOUS.

                  (a) EFFECTIVENESS OF PURCHASE AGREEMENT. Except to the extent specifically amended, modified or supplemented hereby, the provisions of the Purchase Agreement shall remain unamended, unmodified and unsupplemented, and the Purchase Agreement is hereby confirmed as being in full force and effect.

                  (b) APPLICATION OF CERTAIN SECTIONS IN ARTICLE XI OF THE PURCHASE AGREEMENT. Sections 11.05, 11.06, 11.07, 11.09, 11.10, 11.11,
         11.12, 11.13 and 11.14 of the Purchase Agreement shall be deemed to apply to this Amendment.

                  (c) ENTIRE AGREEMENT. This Amendment and the Purchase Agreement and the other agreements and documents referred to therein constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and

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         understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

                  (d) COUNTERPARTS. This Amendment may be executed and delivered (including by facsimile transmission) in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.



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         IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

                                            TRIARC COMPANIES, INC.


                                            By: /s/ Stuart I. Rosen
                                                ------------------------------
                                                 Name:  Stuart I. Rosen
                                                 Title: Senior Vice President
                                                        and Secretary


                                            ARBY'S RESTAURANT GROUP, INC.


                                            By: /s/ Brian L. Schorr
                                                ------------------------------
                                                 Name:  Brian L. Schorr
                                                 Title: Executive Vice President


                                            RTMMC ACQUISITION, LLC


                                            By: /s/ Francis T. McCarron
                                                ------------------------------
                                                 Name:  Francis T. McCarron
                                                 Title: Executive Vice President


                                            RTM REPRESENTATIVES (ON BEHALF OF
                                            RTMMC AND EACH OF THE MEMBERS):


                                            /s/ Russell V. Umphenour, Jr.
                                            ----------------------------------
                                            RUSSELL V. UMPHENOUR, JR.


                                            /s/  Dennis E. Cooper
                                            ----------------------------------
                                            DENNIS E. COOPER


                                            /s/ J. Russell Welch
                                            ----------------------------------
                                            J. RUSSELL WELCH